For Immediate Release

Contact: Tate Fite Chief Financial Officer 011.7.495.221.5516 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces $21.6 Million Private Placement of

Equity Securities

New York, NY – September 25, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced that, on September 21, 2006, it had entered into agreements providing for the sale of 2,341,760 units of its equity securities at $9.2325 per unit, for total gross proceeds of $21,620,299.  Each unit is comprised of one share of the Company’s common stock and one half warrant.  Each whole warrant entitles the holder to acquire one share of the Company’s common stock at a purchase price of $11.004 per share until September 21, 2008.  The price per unit was based on the closing bid price for the Company’s common stock, as quoted on the Nasdaq Global Market on September 20, 2006, which was $9.17, plus $0.0625 attributable to the one half warrant included in each unit. The Company expects that the private placement will close by September 29, 2006.

Renova Media Enterprises Ltd has committed to purchase 2,166,260 units, or 92.5% of this private placement.  Unaffiliated investors, each of whom also invested in the Company’s May 2006 private placement, have committed to acquire the remaining 175,500 units.  After the closing of this private placement, Renova Media, which before this private placement owned approximately 35.9% of the Company’s outstanding voting securities and had held warrants to increase its ownership percentage to 57.5%, will own 43.2% of the Company’s outstanding voting securities and will hold warrants to increase its ownership percentage to 61.7%. This ownership level excludes the 23.1% held by Moscow Telecommunications Corp. (“COMCOR”), of which Renova Media acquired majority control earlier this year.

Mikhail Smirnov, the Company’s Chief Executive Officer stated, “The funds we will receive from this private placement allow us to continue the pace of our homes passed network expansion and support the activities that have resulted in the strong subscriber growth reported through August.  Further, we expect subscriber growth to continue to accelerate, now that the seasonally slow summer months have passed.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ GM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning.. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.